UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2016

HECLA MINING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 8, 2016, Hecla Mining Company (“Hecla”) issued a news release announcing the formal commencement of a takeover bid for all of the outstanding shares of Dolly Varden Silver Corporation (“DV”) not owned by Hecla and its affiliates for Canadian $0.69 cash per share. The bid was previously announced in a news release issued on June 27, 2016. DV is Vancouver-based company incorporated under the laws of British Columbia that is engaged in the acquisition, exploration and development of mineral properties. DV’s common shares trade on the TSX Venture Exchange under the symbol “DV”. The bid is subject to a minimum tender condition that more than 50% of the shares are tendered, excluding shares owned by Hecla and its affiliates. The bid is subject to other customary conditions, including no further issuances of securities by DV, including pursuant to a private placement of common shares by DV previously announced on July 5, 2016.

A copy of the news release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	News Release dated July 8, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2016

Hecla Mining Company

By:	/s/ David C. Sienko
David C. Sienko
Vice President & General Counsel